Exhibit 3.2

ZUORA, INC.

Incorporated under the Laws of the
State of Delaware

SECOND AMENDED AND RESTATED BYLAWS

ARTICLE I
OFFICES

Zuora, Inc. (the “Corporation”) shall maintain a registered office in the State of Delaware.  The Corporation may also have other offices at such places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

Section 1.  Annual Meeting:  The annual meeting of stockholders for the election of directors and the transaction of any other business as may properly come before such meeting shall be held on such date, at such time and place as may be designated from time to time by the Board of Directors, and set forth in the notice of such meeting. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation of the Company, as amended from time to time (the “Certificate of Incorporation”).

Section 2. Special Meetings:  Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors, the Chairman of the Board, or, if no Chairman has been elected, by the Chief Executive Officer, and shall be called by the Chairman of the Board or, if none, by the Chief Executive Officer at the request of the holders of shares of the issued and outstanding capital stock of the Corporation representing at least a majority of the votes entitled to be cast at a meeting of stockholders.  Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting.  Only if so determined by the Board of Directors, in its sole discretion, a meeting of stockholders may be held not at any place, but may instead be held solely by means of remote communication, as provided in the General Corporation Law of the State of Delaware.  At any special meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by Law or the Certificate of Incorporation.

Section 3.  Notice of Meeting:  Notice of the date, time and place of any stockholders' meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than fifty (50) days prior to the date of such meeting, in the manner prescribed by Law.  Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment.  Such further notice, if any, shall be given as may be required by Law.

Section 4.  Waiver of Notice:  Notice of meeting need not be given to any stockholder who submits a signed waiver of notice, in person or represented by proxy, whether before or after the meeting.  The attendance of any stockholder at a meeting, in person or represented by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.

Section 5.  Quorum:  Any number of stockholders, who are entitled to vote, who hold shares of the issued and outstanding capital stock of the Corporation representing at least a majority of the votes entitled to be cast at a meeting of stockholders and who shall be present in person or represented by proxy at any meeting duly called shall constitute a quorum for all purposes except as may otherwise be provided by Law or the Certificate of Incorporation.

Section 6.  Adjournment of Meeting:  Whether or not a quorum is present, a meeting may be adjourned from time to time by the chairman of the meeting or by the affirmative vote of the stockholders present in person or represented by proxy and entitled to vote thereat holding shares representing at least a majority of the votes so present or represented and entitled to be cast (a “Majority Vote”), without notice other than by announcement at the meeting, until a quorum shall attend.  Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a Majority Vote.  At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.  When a quorum is once present, it is not broken by the subsequent withdrawal or departure of any stockholder.

Section 7.  Voting:  Each stockholder entitled to vote at any meeting may vote either in person or by proxy duly appointed.  Each stockholder of a class or series of stock other than Common Stock shall on each matter submitted to a vote at each meeting of the stockholders be entitled to such number of votes for each share of such stock as may be fixed in the Certificate of Incorporation, and each stockholder of Common Stock shall on each matter submitted to a vote at each meeting of the stockholders be entitled to one vote for each share of Common Stock, in each case registered in his name on the books of the Corporation on the date fixed as a record date for the determination of its stockholders entitled to vote, as hereinafter provided.  At all meetings of stockholders all matters, except as otherwise provided by Law, the Certificate of Incorporation or these Bylaws, shall be determined by a Majority Vote.  Where a separate vote by class is required, a majority of the votes represented by the shares of the stockholders of such class present in person or represented by proxy and entitled to be cast thereon shall be the act of such class.  Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by Law.

Unless required by Law or the Certificate of Incorporation, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot.  On a vote by ballot, each ballot shall state the number of shares voted.

Section 8.  Action by Stockholders Without a Meeting:  Whenever, under the Delaware General Corporation Law, stockholders are required or permitted to take any action by vote, such action may be taken without a meeting upon consent in writing or by electronic transmission, setting forth the action so taken, signed by a majority of the holders of all outstanding shares entitled to vote thereon.

Section 9.  List of Shareholders.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make a list of the shareholders entitled to vote at each meeting of shareholders, and make such list available for examination, in the manner prescribed by Law.

Section 10. Inspectors.  The Board may, or if required by Law shall, appoint one or more inspectors to act at meeting of shareholders or any adjournment thereof, in the manner, and with the powers, duties and obligations, prescribed or permitted by Law.

ARTICLE III
DIRECTORS

Section 1.  Number and Qualifications:  The Board of Directors shall not be less than one (1) and shall consist of such number as may be fixed from time to time by resolution of the Board of Directors.  Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of the stockholders unless there shall be vacancies in the Board of Directors in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies.  All directors shall be at least eighteen years of age.  The directors need not be stockholders.

Section 2.  Responsibilities:  The general management of the affairs of the Corporation shall be vested in the Board of Directors, which may delegate to officers, employees and to committees of one (1) or more directors such powers and duties as it may from time to time see fit, subject to the limitations hereinafter set forth, and except as may otherwise be provided by Law.

Section 3.  Election and Term of Office:  Except as otherwise provided by Law or the Certificate of Incorporation, the directors shall be elected at each meeting of the shareholders for the election of directors at which a quorum is present by a plurality of the votes cast at such election.  If the election of directors shall not be held on the day designated by the Bylaws, the directors shall cause the same to be held as soon thereafter as may be convenient.  The directors chosen at any annual meeting shall hold office except as hereinafter provided, until the next annual election and until the election and qualification of their successors.

Section 4.  Removal and Resignation of Directors:  Any director may be removed from the Board of Directors, with or without cause, by a Majority Vote at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant.  Any director may resign as a director or from membership in any committee of the Board at any time.  Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by an officer of the Corporation.  The acceptance of a resignation shall not be necessary to make it effective.

Section 5.  Filling of Vacancies:  Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal, and further provided, that if the directors fail to fill any such vacancy, the stockholders may fill such vacancy at the next annual meeting or at any special meeting called for that purpose.  In case of any increase in the number of directors, the additional directors may be elected by the vote of a majority of the directors in office prior to such increase.  Any person elected to fill a vacancy shall hold office, subject to the right of removal as herein before provided, until the next annual election and until the election and qualification of his or her successor.

Section 6.  Regular Meetings:  The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum is present.  Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

Section 7.  Special Meetings:  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, if any, or by the Chief Executive Officer.

Section 8.  Notice and Place of Meetings:  Meetings of the Board of Directors may be held without notice at such time and place as shall be designated by resolution of the Board of Directors.  Notice of any special meeting shall be sufficiently given if mailed to each director at such director's residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or, if sent to such director at such place by telegraph, facsimile, cable or electronic transmission, or delivered personally or by telephone not later than twenty-four (24) hours prior to the time at which the meeting is to be held.  No notice of the annual meeting shall be required if held immediately after the annual meeting of the stockholders and if a quorum is present. Notice of meeting need not be given to any Director who submits a waiver of notice before or after the meeting, nor to any director who attends the meeting without protesting, at the beginning thereof, the lack of notice. Except as otherwise specifically required by Law or these Bylaws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

Section 9.  Business Transacted at Meetings:  Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by Law.

Section 10.  Quorum and Manner of Acting:  A majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, unless otherwise provided by Law, the Certificate of Incorporation or these Bylaws.  Whether or not a quorum is present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting to such time and place as they may determine without notice other than an announcement at the meeting.  The directors shall act only as a Board and the individual directors shall have no power as such unless expressly delegated by the Board or any duly constituted committee of the Board.

Section 11.  Action Without a Meeting:  Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action.  The resolution and the consents thereto in writing or by electronic transmission by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 12.  Participation by Telephone:  Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other.  Participation by such means shall constitute the presence of the person at the meeting.

Section 13.  Compensation:  The Board of Directors may establish by resolution reasonable compensation for directors for services to the Corporation as a director, committee member or chairman of any committee and for attendance at each meeting of the Board of Directors or committee thereof.  Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

ARTICLE IV
COMMITTEES

Section 1.  Executive Committee:  The Board of Directors, by resolution passed by a majority of the entire Board of Directors, may designate one (1) or more directors to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by Law, and shall have power to authorize the seal of the Corporation to be affixed to all instruments which may require it.  Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board of Directors.  Any person ceasing to be a director shall ipso facto cease to be a member of the Executive Committee.  Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the entire Board of Directors.

Section 2.  Other Committees:  The Board of Directors or any committee duly appointed by the Board of Directors may appoint other committees whose members are to be directors, and which committees shall exist for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the committee appointing them.  Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the committee appointing such committee.  Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the committee appointing such committee.

Section 3.  Powers of Committees.  Any Executive Committee or other committee, to the extent allowed by Law and provided in the resolution establishing such committee or in the Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law, the authority to issue shares, and the authority to declare a dividend, except as limited by Delaware General Corporation Law or other applicable Law, but no such committee shall have the power or authority in reference to the following matters:  (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation.  All acts done by any committee within the scope of its powers and duties pursuant to these Bylaws and the resolutions adopted by the Board of Directors shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors.  The Secretary or any Assistant Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.  The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any committee.  Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that any such committee shall not have nor exercise any authority of the Board.

Section 4.  Resignation:  Any member of a committee may resign at any time.  Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, or if none, by the Chief Executive Officer, any President or the Secretary.  The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 5.  Quorum:  A majority of the members of a committee shall constitute a quorum.  The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee.  The members of a committee shall act only as a committee, and the individual members thereof shall have no powers as such.

Section 6.  Record of Proceedings:  Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 7.  Organization, Meetings, Notices:  A committee may hold its meetings at the principal office of the Corporation, or at any other place upon which a majority of the committee may at any time agree.  Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings.  Unless otherwise ordered by the Executive Committee, any notice of a meeting of such Committee may be given by the Secretary or by the Chairman of the Committee and shall be sufficiently given if mailed to each member at such member's residence or usual place of business at least five (5) days before the day on which the meeting is to be held, or, if sent to him at such place by telegraph, facsimile, cable or electronic transmission, or delivered personally or by telephone, not later than twenty-four (24) hours prior to the time at which the meeting is to be held. Notice of meeting need not be given to any member of a committee who submits a waiver of notice before or after the meeting, nor to any member who attends the meeting without protesting, at the beginning thereof, the lack of notice.

Section 8.  Compensation:  The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V
OFFICERS

Section 1.  Number:  The officers of the Corporation shall be a Chief Executive Officer, Presidents, a Secretary and a Treasurer, and such Vice Presidents and other officers as may be appointed in accordance with the provisions of Section 3 of this Article V.  The Board of Directors, in its discretion, may also elect a Chairman of the Board of Directors.

Section 2.  Election, Term of Office and Qualifications: The officers, except as provided in Section 3 of this Article V, shall be chosen by the Board of Directors.  Each such officer shall, except as herein otherwise provided, hold office until the selection and qualification of his or her successor.  The Chairman of the Board of Directors, if any, shall be a director of the Corporation, and should the Chairman cease to be a director, shall ipso facto cease to be such Officer.  Any two or more offices may be held by the same person, except the office of Secretary or as otherwise prohibited by Law.

Section 3.  Other Officers:  Other officers, including without limitation, one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, may from time to time be appointed by the Board of Directors or committee thereof, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or committee appointing them.

Section 4.  Removal of Officers:  Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

Section 5.  Resignation:  Any officer of the Corporation may resign at any time.  Such resignation shall be in writing or by electronic transmission and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by an officer of the Corporation. The acceptance of a resignation shall not be necessary in order to make it effective.

Section 6.  Filling of Vacancies:  A vacancy in any office shall be filled by the Board of Directors.

Section 7.  Compensation:  The compensation of the officers shall be fixed by the Board of Directors or by any officer(s) or committee to whom such authority may be delegated by the Board of Directors.

Section 8.  Chairman of the Board of Directors:  The Chairman of the Board of Directors, if one is elected, shall be a director and may, but need not, be an employee of the Corporation or hold other offices in the Corporation.  The Chairman shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present.  The Chairman shall have power to call special meetings of the stockholders, the Board of Directors or of the Executive Committee at any time and shall have such power and perform such other duties as may from time to time be designated by the Board of Directors.

Section 9.  Chief Executive Officer.  The Chief Executive Officer the Corporation shall, subject to the provisions of these by-laws and the control of the board of directors, have general and active management, direction, and supervision over the business of the Corporation and over its officers. He shall perform all duties incident to the office of chief executive and such other duties as from time to time may be assigned to him by the board of directors or as may be provided in these by-laws and shall, in the absence of the Chairman of the Board, perform and carry out the functions of the Chairman of the Board.  The Chief Executive Officer shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability.

Section 10.  President:  Each President shall perform all such duties as from time to time may be assigned by the board of Directors or the Chief Executive Officer. At the request of the Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s inability or refusal to act, each President (and, if there shall be more than one, the Presidents in the order determined by the Board of Directors, or if there be no such determination, then the Presidents in the order of their appointment or if appointed simultaneously, the order in which their names appear in the instrument formalizing their appointment) shall perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and be subject to the restrictions placed upon the Chief Executive Officer in respect of the performance of such duties.

Section 11.  Vice Chairman of the Board:  One of the Vice Chairmen of the Board, if any are elected, shall, in the absence of the Chairman of the Board, preside at meetings of the stockholders and the Board of Directors.  They shall have such powers and perform such duties as usually pertain to the office of Vice Chairman of the Board and such other powers and duties as may from time to time be assigned to them by the Board of Directors.

Section 12.  Vice Presidents:  Each Senior Executive Vice President, Executive Vice President, Senior Vice President, First Vice President or Vice President shall have such powers and perform such duties as the Board of Directors or any President may from time to time prescribe, and shall perform such other duties as may be prescribed in these Bylaws.

Section 13.  Secretary:  The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the Board of Directors.  The Secretary shall give or cause to be given notice of all meetings of stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors.  The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when so authorized by the Board of Directors and may attest the affixing by his or her signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 14.  Assistant Secretary:  Any Assistant Secretary shall be empowered and authorized to perform all of the duties of the Secretary in the absence of the Secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Secretary or these Bylaws.

Section 15.  Treasurer:  The Treasurer shall have the custody of the corporate funds and securities and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by persons authorized by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to each President and the Directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all of the transactions effected by the Treasurer and of the financial condition of the Corporation.  The Treasurer may be required to give bond for the faithful discharge of his or her duties. He or she shall generally perform all duties appertaining to the office of treasurer of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Bylaws.

Section 16.  Assistant Treasurer:  Any Assistant Treasurer shall be empowered and authorized to perform all the duties of the Treasurer in the absence of the Treasurer and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors, the Treasurer or these Bylaws.

Section 17.  Other Officers.  The Board of Directors may designate such other officers having such duties and powers as it may specify from time to time.

ARTICLE VI
CAPITAL STOCK

Section 1.  Issue of Certificates of Stock:  Certificates of capital stock shall be in such form as shall be approved by the Board of Directors.  They shall be numbered in the order of their issue, and shall be signed by the Chairman of the Board, if any, any President or any Vice President (or a comparable officer), and the Secretary, Assistant Secretary, Treasurer or any Assistant Treasurer, and the seal of the Corporation or a facsimile thereof shall be impressed, affixed or reproduced thereon.  In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

Section 2.  Registration and Transfer of Shares:  The name of each person owning a share of the capital stock of the Corporation together with the number of shares held by such person, the numbers of the certificates covering such shares and the dates of issue of such certificates shall be registered on the records of the Corporation by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer.  The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.  A record shall be made of each transfer.  The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock.

Section 3.  Lost, Destroyed and Mutilated Certificates:  The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond, in such sum not exceeding twice the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liabilities arising therefrom, or may remit such owner to such remedy or remedies as such owner may have under the laws of the State of Delaware.

ARTICLE VII
DIVIDENDS AND SURPLUS

Section 1.  General Discretion of Directors:  The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation shall be declared in dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.  Dividends may be paid in cash, property or shares of capital stock.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 1.  Fiscal Year:  The fiscal year of the Corporation shall end on the 31st day of December in each year, unless the Board of Directors shall otherwise determine.

Section 2.  Corporate Seal:  The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure.  The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced by the Secretary or Assistant Secretary.

Section 3.  Notices:  Except as otherwise expressly provided herein, any notice required by these Bylaws to be given shall be sufficient if given by depositing the same in a post-office or letter box in a sealed wrapper with a first-class postage prepaid stamp thereon and addressed to the person entitled thereto at such person's business or home address, as the same appears upon the books of the Corporation, or by telephoning, telegraphing, faxing or cabling the same to such person at such address; and such notice shall be deemed to be given at the time it is mailed, telegraphed, faxed or cabled.

Section 4.  Waiver of Notice:  Any stockholder or director may at any time, by writing, by telegraph, by fax, by cable or by electronic transmission, waive any notice required to be given under these Bylaws, and if any stock-holder or director shall be present at any meeting, his presence shall constitute a waiver of such notice for such meeting, unless he protests his lack of notice by the end of the meeting.

Section 5.  Contracts, Checks, Drafts:  Except as otherwise required by Law, the Certificate of Incorporation or these Bylaws, any contracts, promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation or other instruments may be executed and delivered in the name and on behalf of the Corporation by such persons as the Board of Directors or a duly authorized committee thereof may from time to time direct or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board.  Such authority may be general or confined to specific instances as the Board or such officer may determine.  Unless authorized by the Board of Directors or expressly permitted by these Bylaws, any officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

Section 6.  Deposits:  All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as persons authorized by the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation, or by such person as the Board of Directors may authorize for that purpose.

Section 7.  Voting Stock of Subsidiary Corporations:  Powers of attorney, proxies, waivers of notice of meetings, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, any President, the Secretary or a Vice President (or comparable officer).  Any such officer may, in the name and on behalf of the Corporation, take all such action as the officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation, company, partnership or other entity in which the Corporation may own securities, or to execute written consents in lieu thereof.  At any such meeting, or in giving any such consent, the officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 8.          Cessation of Officership and Directorship:  The authority granted by name to any individual shall immediately cease in the event that such individual ceases to be an officer or director of the Corporation or an affiliate thereof, unless otherwise provided by the Board of Directors.

Section 9.          Definitions.  As used in these Bylaws, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies; the term “Law” means the Delaware General Corporation Law and any other applicable law, rule or regulation and, to the extent binding on the Corporation, the constitutions, rules and regulations of any exchange on which securities of the Corporation are listed, or of which the Corporation is a member,  or of any self-regulatory organization having jurisdiction or authority over the Corporation.

ARTICLE IX
INDEMNIFICATION

Section 1.          Indemnification of Officers and Directors.  Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or any other type whatsoever (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (for purposes of this Article IX, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, provided such Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such Indemnitees’heirs, executors and administrators. Notwithstanding the foregoing, subject to Article IX, Section 5 of these Bylaws, the Corporation shall indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board or such indemnification is authorized by an agreement approved by the Board of Directors.

Section 2.   Advance of Expenses.  The Corporation shall pay all expenses (including attorneys’fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law then so requires, the advancement of such expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay such amounts if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article IX or otherwise.

Section 3.   Non-Exclusivity of Rights.  The rights conferred on any person in this Article IX shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article IX shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article IX.

Section 4.   Indemnification Contracts.  The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article IX.

Section 5.   Right of Indemnitee to Bring Suit.  The following shall apply to the extent not in conflict with any indemnification contract provided for in Article IX, Section 4 of these Bylaws.

5.1. Right to Bring Suit. If a claim under Article IX, Section 1 or 2 of these Bylaws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid, to the fullest extent permitted by law, the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the Indemnitee has not met any applicable standard of conduct which makes it permissible under the Delaware General Corporation Law (or other applicable law) for the Corporation to indemnify the Indemnitee for the amount claimed.

5.2. Effect of Determination. Neither the absence of a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in applicable law, nor an actual determination that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

5.3. Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IX, or otherwise, shall be on the Corporation.

Section 6.   Nature of Rights.  The rights conferred upon Indemnitees in this Article IX shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, repeal or modification of any provision of this Article IX that adversely affects any right of an Indemnitee or an Indemnitee’s successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article IX with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, repeal or modification.

Section 7.   Insurance.  The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 8.   Severability.  If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE X
AMENDMENTS

The Board of Directors shall have the power to make, rescind, alter, amend and repeal these Bylaws; provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any Bylaws made by the Board of Directors, and to enact Bylaws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors.